EXHIBIT 32.2

JMG Exploration Inc.
SARBANES-OXLEY ACT SECTION 906 CERTIFICATION

In connection with this quarterly report on Form 10-QSB of JMG Exploration, Inc. for the fiscal quarter ended June 30, 2005, I, Joanne R. Finnerty, Chief Financial Officer of JMG Exploration, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Form 10-QSB for the fiscal quarter ended June 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this Form 10-QSB for the fiscal quarter ended June 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of JMG Exploration, Inc.. for the periods presented therein.

Date: September 16, 2005

/s/ Joanne R, Finnerty

Joanne R. Finnerty
Chief Financial Officer
(Principal Financial Officer)